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                                                                      EXHIBIT 17

                         PIPER INSTITUTIONAL FUNDS INC.

                POWER OF ATTORNEY TO SIGN REGISTRATION STATEMENTS


          The undersigned, members of the Board of Directors of Piper Institutional Funds Inc. (the "Institutional Fund"), hereby appoint Edward J. Kohler and William H. Ellis, and each of them individually, as attorneys-in-fact for purposes of signing in their names and on their behalf as Directors of the Institutional Fund and filing with the Securities and Exchange Commission a Registration Statement on Form N-1A, or any and all amendments and post-effective amendments thereto, for the purpose of registering shares of the common stock, $.01 per share par value, of the Institutional Fund under the Securities Act of 1933 and registering the Institutional Fund under the Investment Company Act of 1940.


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

/s/ William H. Ellis                    September 24, 1992
------------------------------
William H. Ellis


/s/ Edward J. Kohler                    September 24, 1992
------------------------------
Edward J. Kohler


/s/ David T. Bennett                     January 12, 1993
------------------------------
David T. Bennett


/s/ Jaye F. Dyer                        September 24, 1992
------------------------------
Jaye F. Dyer


/s/ Luella G. Goldberg                  September 24, 1992
------------------------------
Luella G. Goldberg


/s/ John T. Golle                       September 24, 1992
------------------------------
John T. Golle


/s/ George Latimer                      January 12, 1993
------------------------------
George Latimer
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